EXHIBIT 10.1

INSIDER SUPPORT AGREEMENT

This INSIDER SUPPORT AGREEMENT (this “Agreement”), dated as of May 12, 2024, is made by and among Camel Bay, LLC, a Delaware limited partnership (“Insider”), Battery Future Acquisition Corp., a Cayman Islands exempted company (the “Acquiror”), Class Over Inc., a Delaware corporation (the “Company”). Insider, the Acquiror and the Company are sometimes referred to herein collectively as the “Parties” and individually as a “Party.” Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, Insider is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 4,193,695 Acquiror Class B Ordinary Shares and holds an irrevocable proxy to vote 3,006,205 Acquiror Class B Ordinary Shares held of record by third parties (collectively, the “Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Acquiror, Classover Holdings Inc., a Delaware corporation and wholly-owned subsidiary of Acquiror (“Pubco”), BFAC Merger Sub 1, Corp. a Delaware corporation and wholly-owned subsidiary of Pubco (“Merger Sub 1”), BFAC Merger Sub 2, Corp., a Delaware corporation and wholly-owned subsidiary of Pubco (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs”), and the Company have entered into an Agreement and Plan of Merger (the “Merger Agreement”);

WHEREAS, upon the terms and subject to the conditions set forth therein and in accordance with the applicable provisions of the Companies Act and the DGCL, (i) Merger Sub 1 will merge with and into Acquiror (the “Reorganization Merger”), with Acquiror being the surviving corporation of the Reorganization Merger and a wholly owned subsidiary of Pubco and the securityholders of Acquiror becoming securityholders of Pubco, and (ii) Merger Sub 2 will merge with and into the Company (the “Acquisition Merger” and together with the Reorganization Merger the “Mergers”), with the Company being the surviving corporation of the Acquisition Merger and a wholly owned subsidiary of Pubco and the securityholders of the Company becoming securityholders of Pubco; and

WHEREAS, as an inducement to the Acquiror, Pubco, Merger Subs and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the Parties desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Consent to Merger.

(a) The Insider (in its capacity as a stockholder of Acquiror and on behalf of itself) hereby agrees to vote (or cause to be voted) at any meeting of the shareholders of Acquiror or adjournment or postponement thereof (each, a “Special Meeting”), and in any action by written resolution of the stockholders of Acquiror (each, a “Written Resolution”), all of the Insider’s Subject Acquiror Equity Securities (as defined below) and all other equity securities of Acquiror such Insider Party is entitled to vote on the matter in favor of the Transactions (including the adoption of the Merger Agreement and the other Transaction Agreements) and the other Acquiror Shareholder Matters, and against any action, proposal, transaction, agreement or other matter presented at a Special Meeting or the subject of a Written Resolution that would reasonably be expected to (i) result in a breach of Acquiror’s covenants, agreements or obligations under the Merger Agreement, (ii) cause any of the conditions to the Closing set forth in Article VIII of the Merger Agreement not to be satisfied or (iii) otherwise materially impede, materially interfere with, materially delay, materially discourage, materially and adversely affect or materially inhibit the timely consummation of, the transactions contemplated by the Merger Agreement or the other Transaction Agreements.

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(b) The Insider agrees, except in a manner not in direct or indirect contravention or breach of the Merger Agreement or any Transaction Agreement, not to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any equity interests of Acquiror in connection with any vote or other action with respect to the Transactions or any Transaction Agreement, other than to recommend that the Acquiror Stockholders vote in favor of the Transactions, including the adoption of the Merger Agreement and the other Transaction Agreements (and any actions required in furtherance thereof and otherwise as expressly provided in this Section 1).

(c) The Insider agrees not to commence or bring in any claim challenging the validity of any provision of this Agreement.

(d) The Shares and any other Acquiror Ordinary Shares that the Insider holds of record or beneficially as of any determination time are hereinafter referred to as the “Subject Acquiror Equity Securities.” In the event of any equity dividend or distribution, or any change in the equity interests of Acquiror by reason of any equity dividend or distribution, equity split, recapitalization, combination, conversion, exchange of equity interests or the like prior to the Closing, the term “Subject Acquiror Equity Securities” shall be deemed to refer to and include all such equity dividends and distributions and any equity interests into which or for which any or all of the Subject Acquiror Equity Securities may be changed or exchanged or which are received in such transaction.

2. Transfer Restrictions.

(a) Insider agrees that, during the period from the date hereof through the earlier of the Closing and the Termination Date, except as contemplated by this Agreement and the Merger Agreement, it shall not, and shall cause its Affiliates not to, without the prior written consent of the Company (which consent may be given or withheld by the Company in its sole discretion), directly or indirectly: (i) (A) offer for sale, sell (including short sales), transfer, tender, hypothecate, pledge, convert, encumber, assign or otherwise dispose of, directly or indirectly (including by gift, merger, tendering into any tender offer or exchange offer or otherwise), (B) make any other Transfer as defined in that certain Letter Agreement, dated as of December 14, 2021, by and among Acquiror, Insider and members of the board of directors and/or management team of Acquiror (the “Letter Agreement”), or (C) enter into any contract, option, derivative, swap, hedging or other agreement or arrangement or understanding (including any profit sharing arrangement) with respect to, or consent to, a transfer to another, in whole or in part, any of the economic consequences of ownership of (collectively, a “Transfer”), any or all of the Subject Acquiror Equity Securities held by it, or (ii) grant any proxies or powers of attorney with respect to any or all of the Subject Acquiror Equity Securities held by it (except in connection with voting by proxy at a Special Meeting as contemplated in Section 1), or (iii) permit to exist any Lien with respect to any or all of the Subject Acquiror Equity Securities held by it, other than those created by this Agreement or the Letter Agreement; provided, that any Lien with respect to the Subject Acquiror Equity Securities that would not prevent, impair or delay its ability to comply with the terms and conditions of this Agreement shall be permitted and shall not be deemed to violate the restrictions contained above. Notwithstanding the foregoing, this Section 2(a) shall not prohibit a Transfer by the Insider of any of the Subject Acquiror Equity Securities held by it, (A) to Acquiror’s officers or directors, any Affiliate or family member of any of Acquiror’s officers or directors, any Affiliate of Insider or to any members or partners of Insider or any of their Affiliates; (B) by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (C) by virtue of laws of descent and distribution upon death of such individual; (D) pursuant to a qualified domestic relations order; or (E) by private sales or transfers made in connection with any forward purchase agreement, subscription agreement or similar arrangement or in connection with the consummation of an initial business combination at prices no greater than the price at which the securities were originally purchased; provided, that, in each case, such Transfer shall be permitted only if, prior to or in connection with such Transfer, the transferee agrees in writing to assume all of the obligations of Insider hereunder and to be bound by the terms of this Agreement.

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(b) Any Transfer in violation of this Section 2 shall be null and void ab initio.

(c) The Insider irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, the Insider shall not elect to cause Acquiror to redeem any Acquiror Ordinary Shares now or at any time legally or beneficially owned by the Insider, or submit or surrender any of its Acquiror Ordinary Shares for redemption, in connection with the transactions contemplated by the Merger Agreement or otherwise.

3. Waiver of Anti-dilution Protection. With respect to its Acquiror Ordinary Shares, the Insider hereby waives and shall refrain from asserting or perfecting, subject to, conditioned upon and effective as of immediately prior to the occurrence of the Closing (for itself and for its successors and assigns), to the fullest extent permitted by Law and the Acquiror Organizational Documents, any rights to adjustment of the conversion ratio with respect to the shares of Acquiror Common Stock owned by the Insider set forth in the Acquiror Organizational Documents or otherwise (including the rights set forth in Section 17.3 of the Acquiror Organizational Documents). Notwithstanding anything to the contrary contained herein, the Insider shall not be prohibited from waiving, asserting or perfecting any of the foregoing rights in the event the Merger Agreement is validly terminated in accordance with its terms. If this Agreement is terminated, then this Section 3 shall be deemed null and void ab initio.

4. Other Covenants.

(a) From the date hereof through the earlier of the Closing and the Termination Date, the Insider shall not, and the Insider shall instruct its Affiliates and representatives not to, (i) make any proposal or offer that constitutes an Acquiror Alternative Transaction, (ii) initiate any discussions or negotiations with any Person with respect to a Acquiror Alternative Transaction or (iii) enter into any acquisition agreement, business combination, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to a Acquiror Alternative Transaction, in each case, other than to or with the Company and its affiliates and representatives. From and after the date hereof, the Insider shall, and shall instruct its Affiliates and representatives to, immediately cease and terminate all discussions and negotiations with any Persons that may be ongoing with respect to any Acquiror Alternative Transaction.

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(b) From the date hereof through the earlier of the Closing and the Termination Date, the Insider hereby agrees to provide to Acquiror, the Company and their respective Representatives any information in its possession or control regarding the Insider or the Subject Acquiror Equity Securities that is reasonably requested by Acquiror, the Company or their respective representatives and is required in order for the Company and Acquiror to comply with Section 6.03 (Trust Account Proceeds), Section 7.02 (Registration Statement; Proxy Statement; Special Meeting) and Section 7.05 (Confidentiality; Publicity) of the Merger Agreement. To the extent required by applicable Law, the Insider hereby authorizes the Company and Acquiror to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or the Registration Statement and Proxy Statement (including all documents and schedules filed with the SEC in connection with the foregoing), the Insider’s identity and ownership of the Subject Acquiror Equity Securities and the nature of the Insider’s commitments and agreements under this Agreement, the Merger Agreement and any other Transaction Agreements; provided, that such disclosure is made in compliance with the provisions of the Merger Agreement.

(c) Each Insider Party and Insider acknowledges and agrees that the Company is entering into the Merger Agreement in reliance upon the Insider entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for the Insider entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, the Company would not have entered into or agreed to consummate the Transactions or the Transaction Agreements.

5. Insider Party Representations and Warranties. The Insider represents and warrants to Acquiror and the Company as follows:

(a) Ownership. The Insider owns free and clear of all Liens (other than transfer restrictions under applicable securities Laws) the number of Subject Acquiror Equity Securities held by it set forth opposite the Insider’s name on the signature page to this Agreement. The Insider has, and will have at all times during the term of this Agreement, the sole voting power with respect to the Subject Acquiror Equity Securities held by it. Except as set forth in the recitals to this Agreement, such Subject Acquiror Equity Securities are the only equity securities in Acquiror owned of record or beneficially by such Insider Party on the date of this Agreement, and none of such Subject Acquiror Equity Securities is subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Acquiror Equity Securities, except as provided hereunder. Such Insider Party does not hold or own any rights to acquire (directly or indirectly) any equity interests in Acquiror or any equity securities convertible into, or that can be exchanged for, equity securities of Acquiror, other than those rights associated with such Subject Acquiror Equity Securities.

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(b) Organization. The Insider is duly organized, validly existing and in good standing (where applicable) under the Laws of the jurisdiction in which it is incorporated, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Insider’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational action on the part of the Insider. The Insider has full legal capacity, right and authority to execute and deliver this Agreement and to perform the Insider’s obligations hereunder.

(c) Authority. This Agreement has been duly executed and delivered by the Insider and, assuming the due authorization, execution and delivery hereof by the other Parties hereto, this Agreement constitutes a legally valid and binding obligation of the Insider, enforceable against the Insider in accordance with the terms hereof (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the Insider.

(d) Non-Contravention. The execution and delivery of this Agreement by the Insider does not, and the performance by the Insider of its obligations hereunder will not, (i) result in a violation of applicable Law, except for such violations which would not reasonably be expected, individually or in the aggregate, to have a material adverse effect upon the Insider’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement, (ii) conflict with or result in a violation of the governing documents of the Insider, or (iii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon the Insider or the Subject Acquiror Equity Securities).

(e) Legal Proceedings. As of the date of this Agreement, there is no Action pending against, or to the knowledge of the Insider, threatened against the Insider or any of its Affiliates, by or before (or that would be by or before) any Governmental Authority that, if determined or resolved adversely in accordance with the plaintiff’s demands, would reasonably be expected, individually or in the aggregate, to have a material adverse effect upon the ability of the Insider to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement. None of the Insider or any of its Affiliates is subject to any Governmental Order that would reasonably be expected, individually or in the aggregate, to have a material adverse effect upon the ability of the Insider to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement or the Merger Agreement.

(f) Brokers’ Fees. Except for the fees described in Schedule 4.11 of the Merger Agreement, no investment banker, broker, finder or other intermediary is entitled to a fee or commission from the Insider in respect of the Merger Agreement, this Agreement or any of the respective Transactions and hereby based upon any arrangement or agreement made by the Insider.

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6. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, upon the valid termination of the Merger Agreement in accordance with its terms, and upon such termination, this Agreement shall be null and void and of no effect whatsoever, and the Parties hereto shall have no rights or obligations under this Agreement.

7. No Recourse. This Agreement may be enforced only against, and any claim or cause of action based upon, arising out of, or related to this Agreement may be made only against, the Parties. Except to the extent a Party hereto (and then only to the extent of the specific obligations undertaken by such Party herein), (i) no past, present or future director, manager, officer, employee, incorporator, member, partner, direct or indirect equityholder, Affiliate, agent, attorney, advisor or representative or Affiliate of a Party, (ii) no past, present or future director, officer, employee, incorporator, member, partner, direct or indirect equityholder, shareholder, Affiliate, agent, attorney, advisor or representative or Affiliate of a Party and (iii) no successor, heir or representative of a Party shall have any liability (whether in Contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Parties under this Agreement for any claim based on, arising out of, or related to this Agreement.

8. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Insider makes no agreement or understanding herein in any capacity other than in the Insider’s capacity as a record holder and beneficial owner of the Subject Acquiror Equity Securities, and not, as applicable, in the Insider’s capacity as a director, officer or employee of Acquiror and (b) nothing herein will be construed to limit or affect any action or inaction by the Insider or any other Person (including any Affiliate or representative of the Insider) serving as a member of the board of directors (or other similar governing body) of Acquiror or as an officer or employee of Acquiror, in each case, acting in such Person’s capacity as a director, officer or employee of Acquiror.

9. No Third-Party Beneficiaries. Except as set forth in Section 7, this Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

10. Remedies. The Parties agree that irreparable damage for which monetary damages would be insufficient would occur in the event that any Party does not perform his or its respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that each Party shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

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11. Fees and Expenses. Except as otherwise expressly set forth in the Merger Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided, that any such fees and expenses incurred by the Insider on or prior to the Effective Time shall, in the sole discretion of the Insider, be allocated to Acquiror and deemed to be Acquiror Transaction Expenses.

12. No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in the Company or any of their Affiliates or Acquiror or any of its Affiliates any direct or indirect ownership or incidents of ownership of or with respect to the Subject Acquiror Equity Securities held by the Insider. All rights, ownership and economic benefits of and relating to the Subject Acquiror Equity Securities held by the Insider shall remain vested in and belong to the Insider, and the Company and Acquiror (and each of their respective Affiliates) shall have no authority to exercise any power or authority to direct the Insider in the voting of any Subject Acquiror Equity Securities held by it. Except as otherwise set forth in this Agreement, the Insider shall not be restricted from voting in favor of, against or abstaining with respect to any other matters presented to the Acquiror Shareholders.

13. Amendments and Waivers. Any provision of this Agreement may be amended or modified in whole or in part only by an agreement in writing and signed by the Parties, and any provision of this Agreement may be waived if such waiver is in writing and signed by the Party or Parties against whom such waiver is sought. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

14. Assignment. None of this Agreement or any of the rights, interests or obligations hereunder shall be assignable by a Party without the prior written consent of the other Parties hereto. Any attempted amendment or assignment of this Agreement not in accordance with the terms of this Section 14 shall be null and void ab initio. This Agreement shall be binding on and inure to the benefit of, the Parties and their respective successors, heirs, personal representatives and assigns and permitted transferees.

15. Notices. Any notice, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail, return receipt requested, postage prepaid, (iii) when delivered by FedEx or another nationally recognized overnight delivery service or (iv) when delivered by email (unless an “undeliverable” or similar message is received with respect to each email address provided in or pursuant to this Section 22 for the applicable Party) (provided, that, any such notice or other communication delivered in the manner described in any of the preceding clauses (i), (ii) and (iii) shall also be delivered by email no later than 24 hours after being dispatched in the manner described in the preceding clause (i), (ii) or (iii), as applicable), in each case, addressed as follows:

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If to the Insider or Acquiror, to:

Battery Future Acquisition Corp.

8 The Green, #18195

Dover, Delaware 19901

Attention: Fanghan Sui

Email: morgan@bfacbatteryfuture.com

with a copy (which shall not constitute notice) to:

Graubard Miller

405 Lexington Avenue, 44th Floor

New York, New York 10174

Attention: Jeffrey M. Gallant and David A. Miller

Email: jgallant@graubard.com and dmiller@graubard.com

If to the Company, to:

Class Over Inc.

450 7th Avenue, Suite 905

New York, NY 10123

Attention: Hui Luo (Stephanie)

Email: sluo@classover.com

with a copy (which shall not constitute notice) to

RPCK Rastegar Panchal LLP

One Grand Central Place

60 East 42nd Street, Suite 3130

New York, NY 10165

Attention: Joshua Teitelbaum

Email: joshua.teitelbaum@rpck.com

16. Incorporation by Reference.  Sections 10.06 (Governing Law), 10.07 (Captions; Counterparts) 10.09 (Entire Agreement), 10.11 (Severability), and 10.12 (Jurisdiction; WAIVER OF TRIAL BY JURY) of the Merger Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ACQUIROR:		INSIDER:

BATTERY FUTURE ACQUISITION CORP.		CAMEL BAY, LLC

By:	/s/ Fanghan Sui	By:	/s/ Ling Shi
	Name: Fanghan Sui		Name: Ling Shi
	Title: Chief Executive Officer		Title: Managing Member

COMPANY:
4,193,695
(No. of Acquiror Ordinary Shares Owned)
CLASS OVER INC.

By:	/s/ Hui Luo
Name: Hui Luo
Title: CEO

[Signature Page to Insider Support Agreement]

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